JOINT VENTURE AGREEMENT
OF
INFORM WORLDWIDE HOLDINGS, INC.
AND
SOAM ENERGY, L.L.C.

THIS JOINT VENTURE AGREEMENT is made and entered into this 7th day of November, 2006 by and between INFORM WORLDWIDE HOLDINGS, INC. (OTCBB:IWWI), a Florida corporation, having its principal place of business in Henderson, Nevada (“IWWI”), and SOAM ENERGY, L.L.C., a Texas limited liability company, having its principal place of business in Clark County, Nevada (“Soam”). IWWI and Soam are hereinafter referred to collectively as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, Soam is a business entity engaged in the business of processing and selling coal, and holds leasehold ownership interests in surface and subsurface coal in excess of 3 million tons of recoverable coal fines, located in Westmoreland County, Pennsylvania (the "Banning 1 Lease”); and

WHEREAS, IWWI desires to provide Soam with financing to fund the development, processing and sale of coal located at the Banning 1 Lease site, the legal desciption of which is attached hereto as Exhibit A; and

WHEREAS, the Parties desire to form the Joint Venture for the purpose of conducting the Joint Venture Business (as defined below), in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
-NAME, DURATION AND PLACE OF BUSINESS

1.1  -Name of Joint Venture. The name of the Joint Venture shall be Banning 1 Partnership.

1.2  -Duration. The Joint Venture shall be deemed to have commenced on the date IWWI deposits its initial contribution under this Agreement into the Joint Venture (the “effective date”), and shall continue until the first of the following to occur:

(a)  dissolution of the Joint Venture by agreement of the Parties; or
(b)  termination of the Joint Venture under the provisions of this Agreement; or
(c)  30 years from the effective date of this Agreement.

1.3  -Place of Business. The Joint Venture’s principal place of business shall be 2501 N. Green Valley Parkway, Suite 110, Henderson, NV 89014, or at such other place as may from time to time be mutually agreed upon by the Parties.

ARTICLE 2
-PURPOSE OF JOINT VENTURE

The limited purpose of the Joint Venture is to develop, process and sell all surface and subsurface coal located on the property subject to the Banning 1 Lease, and to engage in other activities as may be agreed upon from time to time by the Parties (collectively, the “Joint Venture Business”).

ARTICLE 3
-CAPITALIZATION OF JOINT VENTURE

3.1  -Initial Capital Contributions. The parties have agreed that IWWI will make an initial cash contribution of $10,000.00. The parties have also agreed that Soam will make an initial contribution of leasehold rights to the Banning 1 Lease, which the parties have valued at $50,000.00 as of the date of this Agreement. Thus, the initial capital contributions of the Parties and their initial corresponding interests in the Joint Venture shall be as follows:

Contribution     Interest

IWWI          $10,000.00         50%
Soam          $50,000.00        50%

3.2  -Additional Capital Contributions.

In addition to the initial capital contributions specified in Section 3.1, the Parties agree to make additional capital contributions to the Joint Venture as follows:

(a)  As and when expenses are incurred with respect to the Joint Venture Business, and neither the revenues from Joint Venture operations nor the initial capital contribution are sufficient to pay such expenses, the “Manager” (as defined herein) may notify IWWI of such expenses, and IWWI will contribute the entire amount required to cover such expenses. At the option of the Manager, a reasonable estimate may be made in advance of incurring expenses. IWWI shall remit to the Manager the full amount of the expenses (or the estimated expenses) within ten (10) business days after receipt of such notice. The total of the $10,000.00 initial capital contributed by IWWI plus all other amounts contributed by IWWI pursuant hereto shall be deemed “Total Project Capital”. In the event that IWWI fails to pay such expenses within said ten (10) day period, then Soam shall have all the following options:

(i)  To advance the expenses of IWWI, which shall be considered a loan to IWWI due on demand and shall bear interest at the rate of ten percent (10%) per annum (or the highest rate allowable by law, if lower than ten percent (10%) per annum) until paid, and/or

(ii)  To institute legal action against IWWI, in which event IWWI shall be responsible for all costs of said action, including the actual attorneys’ fees incurred, and/or

(iii)  To foreclose on the lien of IWWI in accordance with then applicable provisions of Pennsylvania law, and/or

(iv)  To invest, upon thirty (30) days written notice, the funds required, and increase its percentage of ownership in an amount relative to the increase in the amount of capital contributed, and/or

(v)  To dissolve this Joint Venture.

(b)  It is agreed that the revenues generated by the Joint Venture Business shall be used to pay expenses of the Joint Venture Business before the Manager calls upon IWWI for the payment of such expenses. Notwithstanding anything herein to the contrary, as long as IWWI is in default in the payment of expenses to the Joint Venture, any distributions of cash relating to its interest in the Joint Venture shall be withheld and offset against the amount in default or shall be applied to any loan made by Soam pursuant to Section 3.2(a)(i) above.

(c)  In the event that this Joint Venture is dissolved pursuant to Section 3.2(a), once distributions are made pursuant to Section 6.2 and Section 4.2, if IWWI has not received repayment of its Total Project Capital in full, it will retain a lien on the Banning 1 Lease, and will continue to receive 50% of the net profits generated from the lease until their contributions are returned in full.

(d)  Each of the Parties shall be required to contribute to the Joint Venture its pro rata share of any capital necessary to reimburse any other Party for expenses which are reimbursable under Section 4.4, based on each Party’s interest in the Joint Venture. Each Party has and is hereby granted a lien on the interest of each of the other Parties in the Joint Venture to secure the payment by each Party of its proportionate share of such expenses. Notwithstanding such lien, each Party shall be personally liable for its proportionate share of expenses.

3.3  -No Interest on Capital Contributions. No Party shall be entitled to receive interest on any amount contributed to the capital of the Joint Venture.

3.4  -Withdrawal of Capital. Except as provided in this Agreement, no Party may withdraw all or any part of its capital from the Joint Venture.

3.5  -Right to Receive Assets Other Than Cash. Except as otherwise provided in this Agreement, no Party shall have the right to demand or receive assets other than cash as distributions under Section 4.2, upon dissolution of the Joint Venture, or otherwise.

3.6  -Loans to or From the Joint Venture. Except for as provided in Section 3.2(a)(i), no Party may loan or advance any money to, or borrow any money from, the Joint Venture without the mutual agreement of all of the Parties.

ARTICLE 4
-ALLOCATION OF PROFITS AND LOSSES; CASH DISTRIBUTIONS

4.1  -Allocation of Profits and Losses.

(a)  The parties shall shares losses as follows: First, one hundred percent (100%) should be allocated to IWWI, to the extent of the Total Project Capital IWWI contributes to the Joint Venture, and, thereafter, the net losses of the Joint Venture shall be split evenly between the Parties in accordance with their respective interests in the Joint Venture, pursuant to Section 704(b) of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

(b)  The parties shall share profits as follows: First, one hundred percent (100%) should be allocated to IWWI, to the extent of the Total Project Capital IWWI contributes to the Joint Venture, and, thereafter, the net profits of the Joint Venture shall be split evenly between the Parties in accordance with their respective interests in the Joint Venture, pursuant to Section 704(b) of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

4.2  -Cash Distributions. The Joint Venture shall promptly distribute to the Parties all “Cash Available for Distribution.” “Cash Available for Distribution” shall mean all cash received by the Joint Venture from its regular business operations and from all other sources (other than capital contributions), including, but not limited to, sale of the coal, proceeds of the sale or refinancing of the Banning 1 Lease, after deducting therefrom all current Joint Venture expenses and a reasonable reserve (to be determined in the sole and absolute discretion of the Manager) for future and contingent obligations and liabilities. Distributions of Cash Available for Distribution shall be made to the Parties in accordance with their allocation of profits and losses in the Joint Venture, pursuant to Section 4.1.

4.3  Joint Venture Expenses. The Joint Venture shall reimburse each of the Parties for all reasonable out-of-pocket costs and expenses incurred in connection with the operations of the Joint Venture Business, provided that such costs and reimbursements shall be adequately accounted for to the Joint Venture. These expenses shall include and not be limited to reimbursement for any legal or other professional fees incurred prior to the date of this Agreement or in connection with the negotiation of this Agreement.

4.4  Tax Status. The Parties intend for the Joint Venture to be treated as a partnership for federal income tax purposes under Section 301.7701-3 of the Regulations. Neither the Joint Venture nor any Party may make an election under Treas. Reg. §301.7701-3(c) to treat the Joint Venture as an association taxable as a corporation. To the extent Treas. Reg. §301.7701-3 does not govern the state and local tax classification of the Joint Venture, the Partners shall take such action as may be permitted or required under any state and/or local law applicable to the Joint Venture to cause the Joint Venture to be taxable as, and in a manner consistent with, a partnership (or the functional equivalent thereof under applicable law) for the state and/or local income tax purposes. In addition, neither the Joint Venture nor any Party may make an election for the Joint Venture to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement shall be construed to sanction or approve such an election.

ARTICLE 5
-RIGHTS, POWERS AND OBLIGATIONS OF THE PARTIES

5.1  -Management and Authority. Soam shall be the Manager. Except as otherwise provided herein, all decisions relating to the ownership and management of the Joint Venture Business shall be made by the Manager. Except as provided herein, no Party other than the Manager shall have any right to participate in the management of the Joint Venture Business.

(a)  The following actions shall require the vote or consent of all of the Parties:

(i)  Sale, transfer, exchange or other disposition of the Banning 1 Lease.

(ii)  Material modification or termination of the Banning 1 Lease.
(iii)  Amendment to this Joint Venture Agreement.

(b)  IWWI, in its sole discretion, may refinance the Joint Venture, without obtaining the consent of Soam.

The signature of the Manager alone on any documents relating to the Joint Venture Business which do not require the vote or consent of all of the Parties as provided above shall be binding on the other Parties. In the event that the signatures of the other Parties are required to consummate any transaction relating to the Joint Venture Business which is undertaken by the Manager and approved by all of the Parties as provided above (e.g., material modification of the lease), the other Parties agree to execute any documents reasonably requested by Manager in a timely manner.

ARTICLE 6
-DISSOLUTION

6.1  -Events Causing Dissolution. The Joint Venture shall be dissolved upon the occurrence of any of the following events:

(a)  The sale or other disposition of all or substantially all of the Joint Venture’s assets.

(b)  The mutual agreement of all of the Parties.

(c)  The filing of a voluntary proceeding by any of the Parties under the Federal Bankruptcy Code, or the filing of an involuntary proceeding against any of the Parties under the Federal Bankruptcy Code which is not dismissed within thirty (30) days.

(d)  The appointment of a receiver, custodian or trustee for any Party, or the attachment, garnishment or other levy of execution against all or substantially all of the assets of any Party, or against the interest in the Joint Venture of any Party, which is not released or discharged within thirty (30) days.

(e)  The breach by any Party of any material covenant or agreement set forth in this Agreement, including but not limited to the failure or refusal to make any additional capital contributions when required, which is not cured within five (5) business days after notice from the non-defaulting Party.

(f)  The inability of the Parties to reach mutual agreement with respect to any matter herein which requires the mutual agreement of the Parties and which is not resolvable by arbitration.

6.2  -Distribution Upon Dissolution. Upon dissolution, the Joint Venture shall engage in no further business other than that necessary to wind up the affairs of the Joint Venture and liquidate and distribute the assets of the Joint Venture. The proceeds from the liquidation of Joint Venture assets shall be distributed in the following order of priority:

(a)  First, to the payment and discharge of all of the Joint Venture’s debts and liabilities to persons other than the Parties, including the establishment of a reasonable reserve for contingencies (which shall be distributed in accordance with this Section 6.2 at such time as the Parties mutually agree, but in no event more than one (1) year after the date of dissolution).

(b)  Next, to the payment and discharge of the Joint Venture’s debts and liabilities to the Parties, other than in respect of capital contributions.

(c)  Next, to the Parties in accordance with the provisions of Section 4.2.

Upon dissolution, the Parties shall execute and file such certificates or other documents as may be required by law.

ARTICLE 7
-RESTRICTION ON TRANSFER OF INTEREST IN JOINT VENTURE

7.1  -Transfer Restrictions. No Party shall sell, assign, transfer or otherwise dispose of, or encumber or otherwise pledge or hypothecate (any of the foregoing being referred to herein as a “Transfer”), voluntarily or involuntarily, all or any portion of said Party’s interest in the Joint Venture, except with the prior written consent of all Parties or as expressly authorized by Section 7.3 of this Agreement.

7.2  -Non-Compliance. Any Transfer or purported Transfer of an interest in the Joint Venture which is not in full compliance with the provisions of this Agreement, shall be void and of no effect whatsoever.

7.3  -Permitted Transfers. The Transfer of any interest in the Joint Venture by an individual Party to an inter vivos trust of which such Party is the trustor, trustee and beneficiary, or by such trust to the Party, shall not be subject to the restrictions of this Agreement. However, as a condition to any such Transfer, the trustee of such trust shall agree in writing to be bound by all of the provisions of this Agreement and to assume all of the obligations of the Party hereunder or in connection with the Joint Venture.

ARTICLE 8
-RECORDS AND ACCOUNTING

8.1  -Fiscal Year. The Joint Venture’s fiscal year shall be the calendar year, unless changed by mutual agreement of the Parties.

8.2  -Books and Records; Income Tax Matters. The Joint Venture shall keep or cause to be kept true and accurate books of account. The Joint Venture’s books shall be maintained at the principal office of the Joint Venture, and each Party, or any Party’s authorized representative, shall at all times have reasonable access thereto. The books and records of the Joint Venture shall be maintained on a cash or accrual basis, as the Parties shall mutually agree. As soon as reasonably practicable after the end of each fiscal year, the Parties shall be furnished with a statement showing the amount of such Party’s capital account as of the end of such fiscal year, a copy of a balance sheet of the Joint Venture as of the last day of such fiscal year and a statement of income or loss of the Joint Venture for such fiscal year. Each of the Parties shall also be furnished with a copy of the Joint Venture’s federal and state income tax returns, and K-1’s showing the allocation of profits and losses of the Joint Venture to the respective Parties. The Manager shall have the responsibility of performing the Joint Venture’s obligations under this Section 8.2, at the expense of the Joint Venture. The Manager shall select the certified public accountants who shall prepare the income tax returns for the Joint Venture. All other material accounting and tax decisions shall be made by mutual agreement of the Parties.

ARTICLE 9
-MISCELLANEOUS

9.1  -Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing, and shall be delivered either personally, by overnight delivery service or by U.S. certified mail, postage prepaid, return-receipt requested and addressed to the Parties as follows:

To IWWI:	Inform Worldwide Holdings, Inc. 2501 N. Green Valley Parkway Suite 110 Henderson, NV 89014

To Soam:	Soam Energy, LLC 2501 N. Green Valley Parkway Suite 110 Henderson, NV 89014

In the event of an emergency only (that is, a notice or other communication which requires an immediate response), notices may be sent by facsimile transmission to the facsimile numbers set forth above, provided that such facsimile transmission is (a) transmitted on a business day; (b) accompanied by a telephone call to the receiving party; and (c) followed up by the mailing or personal delivery of a “hard copy” of such notice.

The Parties may change their addresses for notice by giving notice of such change in accordance with this Section 9.1. Notices sent by overnight delivery service shall be deemed received on the business day following the date of deposit with the delivery service. Mailed notices shall be deemed received upon the earlier of the date of delivery shown on the return receipt, or the second business day after the date of mailing.

9.2  -Construction. This Agreement has been executed in and is to be performed in the State of Pennsylvania, and this Agreement shall be interpreted in accordance with the laws of the State of Pennsylvania.

9.3  -Benefit. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns, subject to any restrictions on assignment set forth herein.

9.4  -Amendments. This Agreement may not be amended, modified or altered except by a written instrument executed by all of the Parties.

9.5  -Entire Agreement. No Party has made any representations, warranties, covenants or promises relating to the subject matter of this Agreement except as set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect. This Agreement constitutes the entire agreement of the Parties relative to the subject matter hereof.

9.6  -Invalidity. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall nevertheless be given full force and effect.

9.7  -Captions. Captions are for convenience only and shall not be considered in interpreting any of the provisions hereof. References to “Articles” or “Sections” in this Agreement shall be deemed references to Articles or Sections of this Agreement. All Exhibits referred to in this agreement are incorporated herein by reference.

9.8  -Gender; Number. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

9.9  -Attorneys’ Fees. Should any Party be required to bring legal action (including arbitration) to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover from the losing party its reasonable attorneys’ fees and costs in addition to any other relief to which it is entitled. Such recovery of attorneys’ fees shall include any attorneys’ fees incurred in connection with any bankruptcy or reorganization proceeding, including stay litigation. The parties further agree that any attorneys’ fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Agreement, shall survive the judgment, and is not to be deemed merged into the judgment.

9.10  -Arbitration. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by binding arbitration in Clark County, Nevada, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The cost of arbitration shall be borne by the losing party, or, if there is no losing party, as the arbitrator(s) shall determine. In consideration of each party’s agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement.

9.11  -Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

9.12  -Waiver. The failure of any Party, at any time, to require timely performance by the other Party of any provision of this Agreement shall not affect such Party’s rights thereafter to enforce the same, nor shall the waiver by any Party of any provision of this Agreement, whether or not agreed to in writing, be taken or held to be a waiver of the breach of any other provision or a waiver of any subsequent breach of the same provision of this Agreement. No extension of time for the performance of any obligation or act hereunder shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

9.13  -Additional Acts. The Parties agree to perform such further acts and to execute, acknowledge and deliver such documents as may be necessary to effectuate the provisions of this Agreement.

9.14  -Indemnifications.

(a)  The Joint Venture shall indemnify, defend and hold harmless each of the Parties and their respective heirs, agents, employees, representatives, successors and assigns from and against any and all claims, demands, expenses, costs, damages, actions, causes of action, judgments, and all other liabilities, including reasonable attorneys’ fees, arising from actions (or omissions) undertaken on behalf of the Joint Venture, so long as such acts (or omissions) were undertaken in good faith, in a manner reasonably believed by the Parties taking the action (or omission) to be in the best interests of the Joint Venture, and provided that such acts (or omissions) were within the scope of such Party’s authority under this Agreement.

(b)  Each of the Parties shall indemnify, defend and hold harmless the Joint Venture and the other Parties, and their respective heirs, agents, employees, representatives, successors and assigns from any and all claims, demands, expenses, costs, damages, actions, causes of action, judgments, and all other liabilities, including reasonable attorneys fees (i) which are personal liabilities or obligations of the indemnifying Party and unrelated to the Joint Venture Business, or (ii) which are taken in bad faith, or not in a manner reasonably believed to be in the best interests of the Joint Venture, or beyond the scope of such Party’s authority hereunder, or (iii) which result from the breach or inaccuracy of any of such indemnifying Party’s representations or warranties herein, or (iv) which result from the breach of any covenant or agreement of the indemnifying Party hereunder.

9.15  -Other Activities. The Parties shall devote such time to the business of the Joint Venture as shall be reasonably necessary for the efficient performance of their respective obligations and duties hereunder. Each Party may, without accountability to the Joint Venture or to the other Party, and without any consent whatsoever of the other Party, engage in other businesses or business ventures of any nature and description, whether or not competitive with the Joint Venture’s business, independently or with others, including, without limitation, the acquisition and development of motion pictures. Neither the Joint Venture nor the Parties shall have any right by virtue of this Agreement in or to such business or business ventures or to the income or profits derived therefrom.

9.16  -Confidentiality. Each Party agrees that no public announcement or other communication with respect to this Agreement, or any of the terms, conditions or other facts with respect to the transactions described herein, including the status thereof, shall be made without the prior consent of the other Parties, and that such matters will be kept in strictest confidence and not revealed to any other person, except that each Party may permit access to a limited number of its respective employees, agents, outside advisors, and lenders as shall be necessary to evaluate, proceed with, and make determinations with respect to, the transactions described herein or to operate and maintain a Property.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

INFORM WORLDWIDE HOLDINGS, INC.

By: ____/s/ Ash Mascarenhas______________
Ash Mascarenhas, Chief Operating Officer

SOAM ENERGY, L.L.C.

By: ____/s/ Ash Mascarenhas______________
Ash Mascarenhas, Manager